Exhibit 10.6


                           FIRST COMMERCE CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         The Board of Directors of First Commerce Corporation having decided upon adoption of this plan at its December 1996 meeting, the First Commerce Corporation Supplemental Executive Retirement Plan ("Plan"), having the following terms and conditions, is hereby formally adopted effective January 1, 1996:

                               I. Purpose of Plan

         The purpose of the Plan is to provide to selected executives an additional monthly benefit upon retirement, so that the benefit under the Plan, when added to the monthly benefits payable (or the monthly benefits that are equivalent to the lump sums payable) under certain other plans of First Commerce Corporation, will equal a specified percentage of a covered executive's average annual compensation.

                                II. Definitions

        2.1 "Actuarially Equivalent" means equal in value. The factors used to determine an Actuarially Equivalent benefit shall be the same as the factors used, at the time the benefit becomes payable under the Plan, to calculate actuarial equivalent benefits under the First Commerce Corporation Retirement Plan, except that any special rate used to calculate lump sum payment under the Retirement Plan shall not be used in determining Actuarial Equivalents.

        2.2 "Average Pay" of a Participant means the average of his annual compensation with the Employer Group for each of the five calendar years ending with or prior to his Termination of Employment. A Participant's "annual compensation" shall include his salary and a percentage of the bonus earned by the Participant under the Company's Performance Bonus Plan. The percentage of bonus (as much as 100% of actual bonus earned) that will be taken into account under the Plan shall be as determined in advance by the Board's Compensation Committee. Other forms of compensation provided by the Company, including severance benefits, are not included in the term "annual compensation".

        2.3 "Beneficiary" means the person or persons designated by the Participant to receive any benefit payable under the Plan upon the death of the Participant. If no Beneficiary has been designated, or the designation fails to dispose of some or all of the benefit, the default Beneficiary shall be the Participant's surviving spouse, if there is one, otherwise the Participant's estate.

        2.4     "Board" means the Board of Directors of First Commerce
Corporation.

        2.5 "Company" means First Commerce Corporation, a corporation organized under the laws of the State of Louisiana, or any company that succeeds to it.

        2.6 "Disability" means the absence of a Participant from his duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Participant or his legal representative.

        2.7 "Employer Group" means the Company and any enterprise that is a direct or indirect subsidiary of the Company.

        2.8 "Goal Amount" means the total of certain benefits that the Plan is designed to assure that a Participant reaches, as described in article III, below.

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        2.9     "Participant" means an executive of the Company or any of its subsidiaries whom the Compensation Committee of the Board has selected to participate in the Plan.

        2.10 "Plan" means the First Commerce Corporation Supplemental Executive Retirement Plan, as expressed in this Plan document and any amendment hereto.

        2.11 "Termination of Employment" means a Participant's termination of employment with the Employer Group, other than because of the Participant's death.

        2.12 "Vested Participant" means, except as provided in Section 3.4 and Section 5.1, below, a Participant who has reached the age of 55 and whose current period of continuous service with the Employer Group is at least 10 years in duration.

                                 III. Benefits

        3.1 Normal Benefit. When a Vested Participant's Termination of Employment occurs on or after his 65th birthday, the Company shall pay Participant an annual benefit equal to the Goal Amount, minus the Offsets, where

         a.       The Goal Amount is 60% of the Participant's Average Pay; and

         b. The Offsets are the following annual benefits provided to the Participant upon his Termination of Employment:

                  (i) the benefits under the First Commerce Corporation Retirement Plan and the First Commerce Corporation Retirement Benefit Restoration Plan,

                  (ii) the benefits under the First Commerce Corporation Tax-Deferred Savings Plan and First Commerce Corporation Supplemental Tax-Deferred Savings Plan, other than the portion of the benefits consisting of the Participant's deferrals and earnings thereon,

                  (iii) the Participant's Primary Social Security benefit (without reduction under the earnings test), and

                  (iv) any benefit under any plan or arrangement created or agreed to by the Company (or any successor company) at any time hereafter, unless (A) that benefit is offset by the benefit under this Plan, or (B) by its terms that benefit is intended to be in addition to the benefit provided under this Plan.

         Benefits under an employment agreement that are provided only after a Change of Control shall not be Offsets.

         3.2 Actuarially Equivalent Offsets. If any of the Offsets provided under a Company plan or arrangement is a benefit paid other than in the form of a life-only annuity commencing within a month of the commencement of the benefit under this Plan, the Offset shall be the life-only annuity commencing the same date as this Plan's benefit commences that is Actuarially Equivalent to the actual benefit under the other plan or arrangement.

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        3.3  Termination of Employment Prior to 65. If a Vested Participant's
Termination of Employment occurs prior to age 65, instead of a Goal Amount of 60% of Average Pay the Goal Amount shall be the following percentage of Average
Pay:

          Age at Termination of Employment             Percentage of Average Pay
          --------------------------------             -------------------------

                        55                                             40%
                        56                                             42%
                        57                                             44%
                        58                                             46%
                        59                                             48%
                        60                                             50%
                        61                                             52%
                        62                                             54%
                        63                                             56%
                        64                                             58%
                        65                                             60%

        3.4 Disability. If a Participant has a Termination of Employment because of Disability, the Participant shall be a Vested Participant, regardless of age and years of continuous service, and shall receive a benefit under the Plan determined under Section 3.3. If the age at Termination of Employment is less than 55 the Goal Amount shall be reduced below 40% of Average Pay by 2% of Average Pay for each year that the Participant's age at Disability is less than 55.

        3.5  Form of Benefit. Any benefit under Section 3.1, Section 3.3 or
Section 3.4 shall be paid by the Company to the Participant in the form of a "Life Annuity With 120 Payments Certain", or a "Joint-and-50%-Survivor Annuity". If the Joint-and-50%-Survivor Annuity is an available option, the election to receive or not to receive the Joint-and-50%-Survivor annuity shall be irrevocable after the first annuity payment is made.

         a. Life Annuity With 120 Payments Certain. This is the normal form of benefit. The Company pays an equal amount each month for the life of the Participant, beginning the month after the Termination of Employment and ending with the month of the Participant's death. If the Participant dies before 120 monthly payments have been made, the monthly payments shall continue to the Participant's Beneficiary until the Participant and his Beneficiary have together received a total of 120 monthly payments.

         b. Joint-and-50%-Survivor Annuity. If a Participant is married when his benefit begins to be paid, the Participant shall have the right to elect this form of benefit. The Company pays an equal amount each month for the life of the Participant, beginning the month after the Termination of Employment and ending with the month of the Participant's death. If the spouse to whom the Participant is married at the time the benefit commences is still married to him at his death, the Company pays the surviving spouse a monthly annuity equal to 50% of the Participant's monthly annuity. The surviving spouse's annuity begins the month after the month of the Participant's death and ends in the month of the surviving spouse's death. The Participant's monthly annuity under this form of benefit is reduced so that the benefit is Actuarially Equivalent to the Life Annuity With 120 Payments Certain.

         3.6 When No Benefit is Payable. No benefit shall be paid under the Plan under either of the following circumstances:

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         a. A Participant has a Termination of Employment when he is not yet a
         Vested Participant.

         b. A Participant's Termination of Employment is for Cause. "Cause" means (i) the Participant's willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board of Directors or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that he has not substantially performed his duties, or (ii) Participant's willful engaging in illegal conduct or gross misconduct. No act or failure to act, on the Participant's part shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the Company's best interests. Any act, or failure to act, based upon authority given pursuant to a resolution of the Board or instructions of the Chief Executive Officer or a senior officer of the Company or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company's best interests.

         The cessation of Participant's employment shall not be deemed to be for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the vote of not less than three-quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to the Participant and he is given an opportunity, together with counsel, to be heard before the Board), finding that, in the Board's good faith opinion, the Participant is guilty of the conduct described in subparagraph (i) or
         (ii) above, and specifying the particulars thereof in detail.

         3.7 Death Benefit. If a Participant dies before his Termination of Employment, but at a time when he would have been considered a Vested Participant if he had had a Termination of Employment, the Company shall pay a benefit to Participant's Beneficiary equal in value to the benefit the Participant would have received under the Plan if he had had a Termination of Employment on the date of his death. If a Participant dies after his Termination of Employment but before he receives the first annuity payment under Section 3.1, 3.3, or 3.4, no benefit shall be paid under any of those sections, and instead the Participant's Beneficiary shall receive a benefit equal in value to the benefit the Participant was entitled to receive when he had the Termination of Employment. If this paragraph applies, the death benefit shall be paid in a lump sum.

         If a Participant dies after a benefit has begun to be paid under
Section 3.1, 3.3, or 3.4, the only benefit payable thereafter shall be the survivor benefit under Paragraph 3.5(a) or 3.5(b), whichever applies.




                            IV. Plan Administration

         4.1 Plan Administrator. The Compensation Committee of the Company's Board shall be the Plan Administrator. The Plan Administer may appoint such agents, attorneys, accountants, and actuaries as may be required to administer the Plan. The Plan Administrator shall make all decisions in connection with the administration of the Plan, including decisions concerning eligibility to participate and amounts of benefits. The Plan Administrator shall have the sole authority to interpret the Plan, and all of its decisions shall be final and binding on all persons affected thereby.

         4.2 Non-assignability of Benefits. To the extent that a Participant or Beneficiary acquires a contractual right to receive a benefit under the Plan, such right shall not be subject to assignment, pledge

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(including collateral for a loan or security for the performance of an obligation), encumbrance or transfer. Any attempt to assign, pledge, encumber or transfer such rights shall not be recognized.

         4.3 Governing Law. The Plan shall be governed by the laws of the State of Louisiana.

         4.4 Funding. No trust is established to fund benefits under the Plan in advance. Participants and Beneficiaries have only an unsecured right to receive their Plan benefits, as general creditors of the Company.

         4.5 Demand for Benefits. Benefits upon Termination of Employment shall ordinarily be paid to a Participant without the need for demand, and to a Beneficiary upon receipt of the Beneficiary's address and Social Security number (and evidence of death, if needed). Nevertheless, a Participant or a person claiming to be a Beneficiary can file a claim for benefits with the Plan Administrator. The Plan Administrator shall accept or reject the claim within 30 days of its receipt. If the claim is denied, the Plan Administrator shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the Plan provisions that form the basis of the denial. If any additional information or material is necessary to perfect the claim, the Plan Administrator will identify these items and explain why such additional material is necessary. If the Plan Administrator neither accepts nor rejects the claim within 30 days, the claim shall be deemed to be denied. Upon the denial of a claim, the claimant may file a written appeal of the denied claim to the Plan Administrator within 60 days of the denial. The claimant shall have the opportunity to be represented by counsel and to be heard at a hearing. The claimant shall have the opportunity to review pertinent documents and the opportunity to submit issues and argue against the denial in writing. The decision upon the appeal must be made no later than the later of (a) 60 days after receipt of the request for review, or (b) 30 days after the hearing. The Plan Administrator must set a date for such a hearing within 30 days after receipt of the appeal. In no event shall the date of the hearing be set later than 60 days after receipt of the notice. If the appeal is denied, the denial shall be in writing. If an initial claim is denied, and the claimant is ultimately successful, all subsequent reasonable attorney's fees and costs of claimant, including the filing of the appeal with the Plan Administrator, and any subsequent litigation, shall be paid by the Employer unless the failure of the Employer to pay is caused by reasons beyond its control, such as insolvency or bankruptcy.

                              V. Change of Control

        5.1 Special Benefit Provisions. Any provisions of Article III to the contrary notwithstanding, upon the occurrence of a Specified Event with respect to a Participant:

        a. He shall be deemed a Vested Participant, even if he does not meet the requirements of Section 2.12;

        b. The Participant's benefit shall be paid within 60 days following the Termination of Employment in the form of a lump sum (not an annuity) that is Actuarially Equivalent to the normal benefit of a Life Annuity With 120 Payments Certain; and

        c. The Goal Amount shall be the following percentage of the Participant's Average Pay:


                  Age at Termination                      Percentage of Average Pay
                  ------------------                      -------------------------
                           62                                          60%
                           61                                          58%
                           60                                          56%
                           59                                          54%
                           58                                          52%
                           57                                          50%
                           56                                          48%
                           55                                          46%


If the Specified Event occurs prior to the Participant's age 55, the Goal Amount shall be reduced by another 2% of Average Pay for each year that the Participant's age at that time is less than 55.


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

        5.2 Specified Event. A "Specified Event" is a Participant's Termination of Employment following a Change of Control, if the termination is by the Company without Cause, or is by the Participant for Good Reason.

        5.3  Change of Control.  "Change of Control" means

             a. The acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "34 Act")(a "person") of beneficial ownership (within the meaning of Rule 13d-3 under the 34 Act) of 40% or more of either (i) the Company's then outstanding common stock ("Outstanding Stock") or (ii) the combined voting power of its then outstanding voting securities entitled to vote generally in the election of directors ("Outstanding Voting Securities") other than any acquisition (i) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by it or (ii) by any entity pursuant to a transaction which complies with Section 2(c)(i), (ii) or (iii); or

             b. Individuals who as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board unless his or her initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

             c. Consummation of a reorganization, merger or consolidation, share exchange or sale or other disposition of all or substantially all of the Company's assets (a "Combination") unless immediately thereafter (i) all or substantially all of the beneficial owners of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Combination or any employee benefit plan (or related trust) of the Company or such resulting entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Combination and (iii) at least a majority of the members of the board of directors of the resulting entity were members of

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


                the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Combination; or

                d. Approval by the shareholders of the Company's complete liquidation or dissolution.

        5.4     Good Reason.  "Good Reason" means:

                a. the Company providing assignments that in any material respect are inconsistent with or result in a diminution of the Participant's position, authority, duties and responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

                b. a reduction of the Participant's compensation and benefits package for reasons other than an across-the-board reduction, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

                c. the Company's requiring him to be based at any office or location other than the location where he was employed immediately preceding the Change of Control, or any office or location within the State of Louisiana during the 13-month period beginning on the date of the Change of Control and less than 35 miles from the location where he was previously employed (provided that, in the case of any relocation, the Company pays all of Participant's expenses reasonably related to such relocation), or to travel on Company business to a substantially greater extent than reasonably required for the performance of his duties;

Any good faith determination of "Good Reason" made by the Participant shall create a rebuttable presumption that "Good Reason" exists. Furthermore, a Termination of Employment by the Participant for any reason during the 30-day period immediately following the first anniversary of the Change of Control shall be deemed to be for Good Reason.


                               VI. Miscellaneous

         6.1 Amendment. The Company, through the Board or any person to whom it has delegated the power, reserves the right to amend the Plan, including discontinuing further accrual of benefits hereunder. The Compensation Committee of the Board shall have the power to add or remove Company employees as Participants, and shall have the power to determine the percentage of a Participant's future bonuses that will be included in his "annual compensation" under Section 2.2. In no event, however, shall any action described in the preceding two sentences cause a Participant to receive a benefit that is less than the amount of the benefit that would be paid to the Participant if he had had a Termination of Employment on the date that the action is taken.

         6.2 Successor Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly the obligation to perform under the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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


         6.3 Successor Payee . Any monthly payment that becomes due under the Plan to a Participant or Beneficiary prior to the death of the payee but remains unpaid at his death shall be payable to the estate of the payee.

         6.4 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to principles of conflicts of laws.

         6.5 Withholding. The Company may withhold from any amounts payable hereunder such taxes as shall be required to be withheld by law or regulation.

         Thus done and signed on this 31st day of January, 1997, in the presence of the undersigned competent witnesses.


WITNESSES:                                           FIRST COMMERCE CORPORATION


/s/ Rhonda Cartwright                By:    /s/ Ian Arnof
-----------------------------------         --------------------------------
    Rhonda Cartwright                           Ian Arnof

/s/ William Roohi                    Title:
-----------------------------------
    William Roohi

                                                     Approved:

                                                     Barry Mulroy
                                                     ---------------------------
                                                     Director of Human Resources



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                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ORLEANS


         BEFORE ME, the undersigned Notary Public, personally came and appeared Ian Arnof, who being by me sworn did depose and state that he signed the foregoing Supplemental Executive Retirement Plan document as a free act and deed on behalf of First Commerce Corporation for the purpose therein set forth.

                                            /s/ Ian Arnof
                                            -----------------------------------
                                                Ian Arnof

SWORN TO AND SUBSCRIBED
BEFORE ME THIS 31st DAY
OF January, 1997.


/s/ Joyce L. Schenewerk
-----------------------------------
    Joyce L. Schenewerk
        Notary Public


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